UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
Nissan Auto Receivables Corporation II
(Depositor)
Nissan Auto Receivables 2007-A Owner Trust
(Issuing Entity)

(Exact name of Registrant as Specified in its Charter)

Delaware	333-132133-03	51-6586229

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BELLSOUTH TOWER 333 COMMERCE STREET NASHVILLE, TENNESSEE		37201-1800

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121

None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On February 15, 2007, Nissan Auto Receivables Corporation II (“NARC II”) and Nissan Motor Acceptance Corporation (“NMAC”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc. on behalf of itself and as a representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of notes of Nissan Auto Receivables 2007-A Owner Trust, a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of October 19, 2006, as amended and restated by the Amended and Restated Trust Agreement, dated as of February 22, 2007 by and between NARC II, as depositor, and Wilmington Trust Company, as owner trustee, in the following classes: Class A-1, Class A-2, Class A-3 and Class A-4 (collectively, the “Notes”). The Notes have an aggregate principal balance of $1,022,852,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-132133). It is anticipated that the Notes will be issued on or about February 22, 2007.
     Attached as Exhibit 1.1 is the Underwriting Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The exhibits number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated February 15, 2007, among NARC II, NMAC and J.P. Morgan Securities Inc., on behalf of itself and as a representative of the several Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES 2007-A OWNER TRUST
By:	Nissan Auto Receivables Corporation II

By:	/s/ Rakesh Kochhar
	Name:	Rakesh Kochhar
	Title:	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: February 15, 2007

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated February 15, 2007, among NARC II, NMAC and J.P. Morgan Securities Inc., on behalf of itself and as a representative of the several Underwriters.